Exhibit 10.1

Optionee	Grant Date	Initial Vesting Date	Expiration Date	Option Price Per Share	Number of Options Granted

NONQUALIFIED STOCK OPTION AGREEMENT

Under the

SAVVIS COMMUNICATIONS CORPORATION

2003 INCENTIVE COMPENSATION PLAN

SAVVIS Communications Corporation, a Delaware corporation (the “Company”), and the employee of the Company named above or an Affiliate (the “Optionee”), hereby agree as follows:

Section 1. GRANT OF OPTIONS. In conformity with the SAVVIS Communications Corporation 2003 Incentive Compensation Plan (the “Plan”), the provisions of which are incorporated herein by this reference, and pursuant to authorization of the Committee charged with the administration thereof (the “Committee”), which has been delegated such authority by the Company’s Board of Directors (the “Board”), the Company hereby grants to the Optionee Nonqualified Stock Options (the “Options”) to purchase all or any part of the number of shares of common stock of the Company, par value $0.01 per share (the “Stock”), set forth above under the caption “Number of Options Granted,” on the terms and conditions herein set forth. The Option shall not constitute an “incentive stock option” as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The grant hereunder is made on the Grant Date set forth above (the “Grant Date”). Capitalized terms not defined in this Agreement shall have the meanings given in the Plan.

Section 2. OPTION PRICE. The purchase price per share of the Stock covered by the Options (the “Option Price”) shall be the Option Price Per Share set forth above.

Section 3. EXERCISABILITY.

(a) Except as otherwise provided in this Agreement, the Options shall vest as follows: (i) one-quarter (1/4) of such Options shall vest on the Initial Vesting Date as set forth above, and (ii) one-quarter (1/4) of such Options shall vest on the same date of each year thereafter for the succeeding three (3) years. No Options shall vest after the Optionee ceases to be a Service Provider for any reason. For the purpose of this Agreement, “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate. The Options may only be exercised as to vested Option shares.

(b) The Optionee shall not exercise the Options unless the Optionee has been a Service Provider at all times during the period beginning on the Grant Date and (i) ending on the day three months before the date of such exercise or (ii) if Optionee ceases to be a Service Provider as a result of Disability, ending on the day one year before the date of such exercise. Notwithstanding the foregoing, if the Optionee dies while employed by the Company or an Affiliate or at any time thereafter while the Options remain exercisable, the Options may be exercised until the earlier to occur of the Expiration Date or the date one year after the date of death, and shall not be exercised thereafter.

(c) The exercisability of the Options shall not be affected by any change of duties or position of the Optionee so long as the Optionee continues to be a Service Provider.

(d) For the purpose of this Agreement, an individual who is granted a leave of absence by the Company or an Affiliate for any reason shall be considered to remain employed by the Company or an Affiliate until the authorized leave expires or a date two years after the date the authorized leave commenced, whichever occurs first.

Section 4. TERMINATION. The Options shall terminate and cease to be exercisable in accordance with the following provisions:

(a) Notwithstanding any other provisions of this Agreement, the Options shall terminate at the close of business on the Expiration Date set forth above or, if sooner, the business day before the tenth anniversary of the Grant Date (as applicable, the “Expiration Date”), unless sooner terminated as provided below. For this purpose, “business day” means a day on which the Company’s corporate headquarters is open for normal business.

(b) The Options shall terminate when they no longer may be exercised pursuant to Section 3(b) or when they are forfeited as provided in Sections 7 or 8, if sooner than the Expiration Date.

Section 5. EXERCISES.

(a) The Options may be exercised only by the Optionee or his or her guardian or legal representative during his or her lifetime and only by the Optionee’s Post-Death Representatives after the Optionee’s death. The term “Post-Death Representatives” means the executor or administrator of the Optionee’s estate or the person or persons to whom the Optionee’s rights under this Agreement shall pass by his or her will or the laws of descent and distribution.

(b) An exercise of the Options shall be made by delivering to the Committee or its designee on the exercise date:

(i) a written notice (in the form of Exhibit A attached) designating the number of shares to be purchased, which notice must contain such other information as the Committee or its designee may require and be signed by the Optionee or the person acting under Section 5(a) hereof, and

(ii) payment of the full amount of the Option Price of the Options being exercised.

(c) An Optionee may pay the Option Price:

(i) in cash;

(ii) if the Stock is publicly traded (as defined in the Plan), in Stock which, if acquired from the Company, has been held for at least six months including by deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates.

(iii) if the Stock is publicly traded (as defined in the Plan), payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the option price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of required withholding taxes. Executive Officers (as defined in the Plan) and Directors will not be permitted to use the cashless method of exercise described in this paragraph without the express prior consent of the Company.

(d) The date of exercise shall be the date the written notice and the Option Price actually are received by the Committee or its designee, regardless of the means of delivery.

Section 6. WITHHOLDING TAXES. If as a result of the exercise of any Option required withholding taxes will become due, the Optionee shall, concurrently with the exercise of such Option(s), pay to the Company or an Affiliate, as appropriate, the amount of such required withholding taxes in cash.

Section 7. NON-DISCLOSURE AGREEMENT.

(a) If, in connection with the Optionee’s employment with the Company or an Affiliate and/or the grant of Options, the Optionee has entered into a Non-Disclosure Agreement with the Company or an Affiliate, that agreement is incorporated by reference herein.

(b) In the event the Optionee materially breaches the Non-Disclosure Agreement, the Optionee shall have breached this Agreement and shall be liable to the Company or an Affiliate for any actual damages caused by such breach, including the actual costs of investigating such action and enforcing the Company’s or an Affiliate’s rights hereunder (including court costs and attorneys’ fees). The Optionee acknowledges that monetary damages may be inadequate to fully compensate the Company or an Affiliate for the consequences of any such breach; accordingly, the Company or Affiliate shall have the right to obtain injunctive and other appropriate equitable relief in addition to obtaining actual damages as aforesaid.

(c) In addition to the foregoing, if the Optionee materially breaches the Non-Disclosure Agreement, the Optionee shall have failed to satisfy a condition subsequent to the grant or vesting of the Options. Accordingly, in such event:

(i) all Options which have not previously been exercised shall be forfeited to the Company, effective on the date on which the Optionee first engages in the prohibited disclosure (the “Initial Breach Date”);

(ii) all shares of Stock received upon exercise of Options either within the 18-month period ending on the Initial Breach Date or thereafter, and all shares of Stock received in stock splits or stock dividends paid in respect of such Option shares, shall be forfeited to the Company (collectively, “Forfeited Shares”); and

(iii) all cash or other dividends or distributions paid or delivered to Optionee in respect of such forfeited shares of Stock (referred to in clause (ii)), either during the 18-month period ending on the Initial Disclosure Date or thereafter, shall be forfeited to the Company (collectively, “Forfeited Distributions”).

(d) The Company shall notify the Optionee in writing of any breach under this Section within one year after the later of (i) the Initial Breach Date, or (ii) the time when the Optionee ceases to be employed by the Company.

(e) Immediately upon the Optionee’s receipt of notice setting forth a breach of this provision referred to in paragraph (d), the Optionee shall:

(i) deliver to the Company all certificates representing Forfeited Shares which he or she at that time owns or controls, in exchange for payment by the Company of the Option Price paid by the Optionee for such Shares;

(ii) pay to the Company in cash the Fair Market Value, as of the effective date of the forfeiture, of any Forfeited Shares which the Optionee no longer owns or controls (including any such Shares withheld by the Company or Affiliate at Optionee’s election to pay withholding taxes;

(iii) repay to the Company any and all cash Forfeited Distributions; and

(iv) deliver to the Company any and all non-cash Forfeited Distributions or, if the Optionee no longer owns or controls such Forfeited Distributions, to pay to the Company in cash the fair market value, as of the effective date of the forfeiture, of such Distributions.

All such deliveries and payment shall be made without adjustment for any Withholding Taxes paid or withheld, interest, changes in the price of Stock before or after the forfeiture date, or otherwise. The Optionee is solely responsible for any taxes relating to Forfeited Shares, Forfeited Distributions, or the Options.

(f) The provisions of this Section shall survive the vesting, exercise, and/or termination of the Options, but shall terminate upon the occurrence of a Change in Control, as defined below.

Section 8. OTHER FORFEITURES; RELATED MATTERS.

(a) If the Optionee is dismissed from employment for good cause, both vested (unless otherwise provided in an applicable employment agreement) and unvested Options shall immediately terminate and be forfeited to the extent not previously exercised. For this purpose, “good cause” shall mean (i) being convicted of a felony or a crime involving moral turpitude whether or not related to the Optionee’s employment or the Optionee has entered a plea of nolo contendere (or similar plea) to a charge of such an offense or the substantial weight of credible evidence indicates that the Optionee committed such a crime; (ii) using alcohol or any unlawful controlled substance to an extent that it interferes with the performance of the Optionee’s duties; (iii) any act of fraud, misappropriation or personal dishonesty relating to or involving the Company in any way; (iv) violation of any express direction of the Board or any supervisor or violation of any rule, regulation, policy or plan established by the Company from time to time regarding the conduct of its employees and/or its business; or (v) the Optionee engages in grossly negligent or willful misconduct that the Optionee knows (or should know) will materially injure the business interests or reputation of the Company.

(b) By accepting this Agreement, the Optionee consents to a deduction from any amounts owed to Optionee by the Company or an Affiliate (including, but not limited to, amounts owed as wages or other compensation, fringe benefits, nonqualified retirement benefits, or vacation pay) to the extent of the amounts owed by the Optionee to the Company or Affiliate pursuant to this Agreement. In the event that such set-off does not satisfy the full amount owed to the Company or Affiliate, the Optionee agrees to pay the unpaid balance immediately to the Company or Affiliate.

(c) The provisions of paragraph (a) and (b) of this Section shall survive the vesting, exercise, and/or termination of the Options.

Section 9. ADJUSTMENTS.

(a) If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Grant Date, the number and kind of shares for which the Options are outstanding will be adjusted in the manner determined by the Committee so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such determination by the Committee shall be conclusive and binding on all concerned.

(b) Upon the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, a sale of substantially all of the assets of the Company to another person or entity, or any transaction (including without limitation a merger, consolidation or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders at the time the Plan is approved by the stockholders and other than persons who are Affiliates immediately prior to the transaction) owning 80 percent or more of the combined voting power of all classes of stock of the Company, the Option shall terminate, except to the extent provision is made in connection with such transaction for the assumption of the Option, or for the substitution for such Option of a new option covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise price, in which event the Option shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, Optionee shall have the right (subject to the general limitations on exercise set forth herein), during the fifteen (15) day period immediately prior to the occurrence of such termination to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time of such termination. The Committee shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Company gives notice thereof to its stockholders. Notwithstanding the foregoing, in the event of a transaction described in this Section 9(b), the Board of Directors may, in its sole discretion, cancel any outstanding Options and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Stock (the “Option Shares”) that, as of the date of consummation of such transaction, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (2) the options price applicable to such Option Shares.

Section 10. CHANGE IN CONTROL

(a) Immediately upon an Involuntary Termination of Optionee’s employment within eighteen (18) months following either: (i) a Change in Control or (ii) a transaction described in Section 9(b) of this Agreement in which the Option is assumed, the Option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall become immediately exercisable for all the Option shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares.

(b) The Option as accelerated shall remain so exercisable until the earlier of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the date of the Optionee’s Involuntary Termination.

(c) For purposes of this Agreement, the following definitions shall be in effect:

(i) Involuntary Termination shall mean the termination of Optionee’s service by reason of:

(A) Optionee’s involuntary dismissal or discharge by the Company for reason other than “good cause,” or

(B) Optionee’s voluntary resignation following (x) a change in Optionee’s position with the Company which entails materially reduced responsibilities, compensation, target bonus or equity incentive opportunities, or (y) a relocation of Optionee from the metropolitan area in which Optionee was located at the time of the Change in Control, provided and only if such change, reduction or relocation is effected by the Company without Optionee’s consent.

(ii) Change in Control occurs when any of the following events occur:

(A) any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Act) of more than 50% of the Company’s then outstanding voting securities (measured on the basis of voting power); or

(B) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C) the closing of an agreement of merger or consolidation with any other corporation or business entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

(D) concurrently with the liquidation or dissolution of the Company or upon the closing of a sale or disposition by the Company of all or substantially all of the Company’s assets.

For purposes of this paragraph, “Person” means any individual, entity or group within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (aa) the Company, (bb) BIS Administration, Inc., (cc) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (dd) an underwriter temporarily holding securities pursuant to an offering of such securities, (ee) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock, or (ff) any person or entity or group acquiring securities of the Company pursuant to an issuance of securities approved by the Board of Directors of the Company.

Notwithstanding any provision of this Section 10 to the contrary, a Change in Control shall not include any change in ownership of the Company as a result of (a) the sale by the Company of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) pursuant to that certain Stock Purchase Agreement, dated as of March 6, 2002, among the Company, Welsh, Carson, Anderson & Stowe VIII, L.P. (“WCAS VIII) and the entities and individuals affiliated with WCAS VIII listed on Annex I thereto and the Other Purchasers thereto, or (b) as a result of any conversion of the Series A Preferred Stock into shares of Stock in accordance with the term of the Certificate of Designation relating to the Series A Preferred Stock.

Section 11. LIMITATION ON RIGHTS IN COMPANY STOCK.

Neither the Optionee nor his or her Post-Death Representatives shall have any of the rights of a shareholder with respect to shares of Stock covered by the Options until shares of Stock are issued to him, her, or them upon exercise of the Option.

Section 12. LIMITATIONS ON TRANSFERS. The Options shall not be transferable by Optionee otherwise than by will or by the laws of descent and distribution.

Section 13. NO RIGHT TO EMPLOYMENT. Nothing in this Agreement or the Plan shall confer on the Optionee any right or expectation to continue in the employ of his or her employer or the Company, or to interfere in any manner with the absolute right of the employer or the Company to change or terminate the Optionee’s employment at any time for any reason or no reason.

Section 14. AMENDMENTS. This Agreement may be amended in writing by the Company and Optionee, provided that the Company may amend this Agreement unilaterally if the amendment does not adversely affect or impair the rights of the Optionee. The Company shall give notice to the Optionee of any such unilateral amendment either before or promptly after the effective date thereof.

Section 15. ELECTRONIC DELIVERY. The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting the Options you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Plan Administrator to request paper copies of these documents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the Grant Date.

SAVVIS COMMUNICATIONS CORPORATION

By:	/s/ Lane H. Blumenfeld

Title:	Vice President, Assistant Secretary

Optionee:

EXHIBIT A

OPTION EXERCISE FORM

To be executed by the Optionee to exercise the rights to purchase Stock evidenced by the foregoing Option

TO:	SAVVIS COMMUNICATIONS CORPORATION

I, (First and Last Name) , a Participant under the SAVVIS Communications Corporation 2003 Incentive Compensation Plan (the “Plan”), do hereby exercise the right to purchase                  shares of Common Stock, $0.01 par value, of SAVVIS Communications Corporation (“Stock”) pursuant to the Option dated (Date of Grant) under the Plan.

Enclosed herewith is

(i)	$ , or

(ii)	shares of Stock, properly endorsed or accompanied by a duly executed stock power, with a Fair Market Value of $ ,

an amount equal to the total Option Price for the shares of Stock being purchased pursuant to this Option Exercise Form.

I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Stock under this Option. I represent that I am not relying on the Company for any tax advice. I understand that in the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from the Option, the Company shall have the right to require such payments from me, or withhold such amounts from other payments due to me from the Company or any Affiliate.

Date:
Signature

ADDRESS OF OPTIONEE:

Social Security No:

Send a completed copy of this Option Exercise Form with payment to:

SAVVIS Communications Corporation

1 SAVVIS Parkway

Town Country, MO 63017

Attention: Stock Option Plan Administrator, Legal Department